As filed with the Securities and Exchange Commission on May 22, 2008

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-1236189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Enterprise Drive
Shelton, CT 06484
(203) 929-8810
(Address of Principal Executive Offices) (Zip Code)

TRANSWITCH CORPORATION 2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

Dr. Santanu Das
President and Chief Executive Officer
TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut  06484
 (Name and address of agent for service)

(203) 929-8810
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Timothy C. Maguire, Esq.
Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
(617) 856-8200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐   Accelerated filer ☒

Non-accelerated filer ☐  Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2008 Equity Incentive Plan Common Stock, $.001 par value	15,000,000(1)	$0.78(2)	$11,700,000	$459.81(3)

(1)
The shares of common stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock splits, stock dividends or similar event.

(2)
The price of $0.78 per share, which is the average of the high and low prices reported on The Nasdaq Global Market on May 20, 2008, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

(3)
The Registrant previously filed a Registration Statement on Form S-4 (Registration No. 333-125939) as filed with the Securities and Exchange Commission on June 17, 2005, as amended on July 13, 2005, registering 14,711,627 shares of Common Stock and paid a registration fee of $3,393.85. The Registrant withdrew such registration statement on September 7, 2005 prior to effectiveness. Accordingly, pursuant to Rule 457(p) the registration fee paid in connection with the withdrawn registration statement (333-125939) is hereby attributed to the registration fee ($459.81) payable hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference room located at: Headquarters Office 100F Street N.E., Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. This website address is included in this document as an inactive textual reference only.

You may also obtain information about us, including copies of our SEC reports, through our website at http://www.transwitch.com. This website address is not an active link to the registration statement of which this prospectus is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference, although not included in or delivered with this prospectus, is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information and be deemed to be incorporated by reference into the prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (File No. 000-25996):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 13, 2008;

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed with the SEC on May 9, 2008;

(3)	Current Report on Form 8-K filed with the SEC on January 28, 2008;

(4)	Current Report on Form 8-K filed with the SEC on February 4, 2008;

(5)	Current Report on Form 8-K filed with the SEC on February 13, 2008;

(6)	Current Report on Form 8-K filed with the SEC on April 2, 2008;

(7)	The “Description of Capital Stock” contained in TranSwitch’s registration statement No. 000-25996 on Form 8-A, dated April 28, 1995; and

(8)
The “Description of Registrant’s Securities to be Registered” contained in TranSwitch’s registration statement No. 000-25996 on Form 8-A12G dated October 2, 2001, as amended by  Amendment No. 1 on Form 8-A12G/A filed with the SEC on March 1, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

TranSwitch Corporation
3 Enterprise Drive
Shelton, Connecticut 06484
(203) 929-8810, x2489

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys’ fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

•	he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch; and

•	in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.

Article Ten of our amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our certificate of incorporation also contains provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL.

We maintain directors and officers’ liability insurance for the benefit of our directors and certain of our officers.

Our second amended and restated by-laws contain no provisions relating to the indemnification of officers and directors.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of Exhibits is incorporated herein by reference to the Index of Exhibits.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this 22 day of May, 2008.

TRANSWITCH CORPORATION

By:	/s/ Dr. Santanu Das
Dr. Santanu Das
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally Dr. Santanu Das and Mr. Robert Bosi his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the respective dates indicated.

Signature	Title	Date

/s/ Dr. Santanu Das
Dr. Santanu Das	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2008

/s/ Robert A. Bosi
Robert A. Bosi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2008

/s/ Alfred R. Boschulte
Alfred R. Boschulte	Director	May 22, 2008

/s/ Thomas H. Baer
Thomas H. Baer	Director	May 22, 2008

/s/ Herbert Chen
Herbert Chen	Director	May 22, 2008

/s/ Dr. Hagen Hultzsch
Dr. Hagen Hultzsch	Director	May 22, 2008

/s/ Gerald Montry
Gerald Montry	Director	May 22, 2008

/s/ James M. Pagos
James M. Pagos	Director	May 22, 2008

/s/ Dr. Albert E. Paladino
Dr. Albert E. Paladino	Director	May 22, 2008

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Specimen certificate representing the common stock of TranSwitch Corporation (previously filed as Exhibit 4.1 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

4.2	2008 Equity Incentive Plan (filed herewith).
4.3	Form of 2008 Equity Incentive Plan Stock Option Award Agreement (filed herewith).
4.4	Form of 2008 Equity Incentive Plan 102 Stock Option Award Agreement (filed herewith).
4.5	Form of Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (filed herewith).
4.6	Form of Restricted Stock 102 Award Agreement under the 2008 Equity Incentive Plan (filed herewith).
4.7	Form of Non-Qualified Stock Option Award to Director Agreement under the 2008 Equity Incentive Plan (filed herewith).
4.8	Form of 2008 Equity Incentive Plan 102 Stock Award Agreement (filed herewith).
4.9
Amended and Restated Certificate of Incorporation, as amended to date (previously filed as Exhibit 3.1 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 and incorporated herein by reference).

4.10	Second Amended and Restated By-Laws, (previously filed as Exhibit 3.1 to TranSwitch’s current report on Form 8-K as filed with the SEC on October 17, 2007 and incorporated herein by reference).
4.11
Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s Registration Statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

4.12
Amendment No. 1 to the Rights Agreement, between TranSwitch Corporation and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) as Rights Agent, dated as of February 24, 2006 (previously filed as Exhibit 1.1 to the company’s current report on Form 8-K as filed on February 28, 2006 and incorporated herein by reference).

5.1	Opinion of Brown Rudnick Berlack Israels LLP regarding legality of Equity Incentive Plan (filed herewith).
23.1	Consent of UHY LLP.
23.2	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the Signature Page of this Registration Statement).